Exhibit 99.4

WHITE PROXY CARD

MENLO THERAPEUTICS INC.

SPECIAL MEETING OF STOCKHOLDERS

2020 at        Pacific Standard Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s)    and        , and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Menlo Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at        Pacific Standard Time on    , 2020 at Menlo’s offices located at 200 Cardinal Way, 2nd floor, Redwood City, California 94063 and any all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This WHITE proxy card, when properly executed and dated, will be voted in the manner directed herein. However, if no such direction is made, though this WHITE proxy card is properly executed and dated, the card will be voted in accordance with the Board of Directors’ recommendations, on each of the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:

The Notice and Proxy Statement are Available at:

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Menlo Therapeutics Inc.	Please mark your votes like this	☒

The Board of Directors recommends you vote FOR Proposals 1 & 2

	For	Against	Abstain
1. Approval of the issuance of shares of Menlo common stock to Foamix’s shareholders (including potential Foamix shareholders under Foamix’s equity incentive plans, stock purchase plan and warrants being assumed by Menlo) pursuant to the Merger Agreement and upon conversion, if applicable, of the contingent stock rights pursuant to the Contingent Stock Rights Agreement, in each case, in connection with the Merger and the change of control of Menlo resulting from the Merger (the Menlo Merger Proposal).	☐	☐	☐

	For	Against	Abstain
2. Approval of the adjournment of the Menlo meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Menlo meeting, there are not sufficient votes to approve the Menlo Merger Proposal (the Menlo Adjournment Proposal).	☐	☐	☐

Signature of Shareholder

Signature, if held jointly (Title)

Date:                                                                                                          , 2020

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.